
                                                                                                                         Exhibit 11

                                              MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                                               COMPUTATION OF EARNINGS PER COMMON SHARE
                                                (In Millions, Except Per Share Amounts)
                                                                                                             FOR THE THREE MONTHS
                                                                                                                    ENDED
                                                                                                           ------------------------
                                                 YEAR ENDED LAST FRIDAY IN DECEMBER
                                        -----------------------------------------------------------------   MARCH 29,    MARCH 28,
                                            1992          1993         1994         1995         1996         1996         1997
                                        -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                         (52 WEEKS)    (53 WEEKS)   (52 WEEKS)   (52 WEEKS)   (52 WEEKS)

EARNINGS
Earnings before cumulative effect of
  changes in accounting principles....    $     952     $   1,394    $   1,017    $   1,114    $   1,619    $     410    $     465
Cumulative effect of changes in
  accounting principles...............          (58)          (35)          --           --           --           --           --
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Net earnings..........................          894         1,359        1,017        1,114        1,619          410          465
Preferred stock dividends.............           (7)           (5)         (13)         (48)         (47)         (12)         (10)
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Net earnings applicable to common
  stockholders........................    $     887     $   1,354    $   1,004    $   1,066    $   1,572    $     398    $     455
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
PRIMARY WEIGHTED AVERAGE SHARES
Common stock..........................        415.5         418.6        391.3        353.1        337.8        345.6        331.2
Assuming issuance of shares relating
  to employee incentive plans.........         37.3          34.1         31.2         38.9         45.9         46.9         57.9
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Total shares..........................        452.8         452.7        422.5        392.0        383.7        392.5        389.1
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
PRIMARY EARNINGS PER SHARE
Earnings before cumulative effect of
  changes in accounting principles....    $    2.09     $    3.07    $    2.38    $    2.72    $    4.10    $    1.01    $    1.17
Cumulative effect of changes in
  accounting principles...............         (.13)         (.08)          --           --           --           --           --
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Net earnings..........................    $    1.96     $    2.99    $    2.38    $    2.72    $    4.10    $    1.01    $    1.17
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
FULLY DILUTED WEIGHTED AVERAGE SHARES
Common stock..........................        415.5         418.6        391.3        353.1        337.8        345.6        331.2
Assuming issuance of shares relating
  to employee incentive plans.........         38.2          36.4         32.1         40.2         52.6         46.9         57.9
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Total shares..........................        453.7         455.0        423.4        393.3        390.4        392.5        389.1
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
FULLY DILUTED EARNINGS PER SHARE
Earnings before cumulative effect of
  changes in accounting principles....    $    2.09     $    3.06    $    2.37    $    2.71    $    4.03    $    1.01    $    1.17
Cumulative effect of changes in
  accounting principles...............         (.13)         (.08)          --           --           --           --           --
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
Net earnings..........................    $    1.96     $    2.98    $    2.37    $    2.71    $    4.03    $    1.01    $    1.17
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------
                                          ---------     ----------   ----------   ----------   ----------   ---------    ---------


Notes: All share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, declared by the Board of Directors on April 15, 1997 and paid on May 30, 1997.

       Primary and fully diluted earnings per share are based on actual numbers before rounding.

                                                                             5